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As filed with the Securities and Exchange Commission on May 11, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BEIGENE, LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	98-1209416 (I.R.S. Employer Identification Number)

c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman KY1-1108
Cayman Islands
+1 (345) 949 4123
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

C T Corporation System
28 Liberty Street
New York, New York 10005
(212) 894-8940
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Scott A. Samuels Senior Vice President, General Counsel c/o BeiGene USA, Inc. 55 Cambridge Parkway Suite 700W Cambridge, MA 02142 (781) 801-1800	Mitchell S. Bloom Edwin M. O'Connor Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Ordinary Shares, par value $0.0001 per share(4)	—	—	—	—

Preferred Shares, par value $0.0001 per share(5)	—	—	—	—

Senior Debt Securities	—	—	—	—

Subordinated Debt Securities	—	—	—	—

Warrants	—	—	—	—

Units	—	—	—	—

Total(6)	—	—	—	—

(1)
An indeterminate number of or aggregate principal amount of the securities of each identified class is being registered as may at various times be issued at indeterminate prices.

(2)
Not applicable pursuant to General Instruction II.E of Form S-3 under the Securities Act of 1933, as amended, or the Securities Act.

(3)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

(4)
In addition to any securities that may be registered hereunder, we are also registering an indeterminate number of ordinary shares as may be issued upon conversion or exercise of the securities issued directly hereunder. No separate consideration will be received for any ordinary shares so issued upon conversion or exercise. The ordinary shares may be represented by American depositary shares (the "Ordinary ADSs"), each of which represents a specified number of ordinary shares. Ordinary ADSs issuable upon deposit of the ordinary shares registered hereby have been or will be registered under a separate registration statement on Form F-6.

(5)
The preferred shares may be represented by preferred ADSs (the "Preferred ADSs"), each of which represent a specified number of preferred shares. A separate Registration Statement on Form F-6 has been or will be filed for the registration of ADSs issuable upon deposit of the preferred shares. Preferred ADSs issuable upon deposit of the preferred shares registered hereby will be registered under a separate registration statement on Form F-6.

(6)
The securities registered hereunder may be sold separately or in a combination with other securities registered hereby.

PROSPECTUS

BeiGene, Ltd.

Ordinary Shares
Ordinary Shares in the form of American Depositary Shares
Preferred Shares
Preferred Shares in the form of American Depositary Shares
Debt Securities
Warrants
Units

        By this prospectus, we or any selling shareholder may offer and sell from time to time, in one or more offerings, ordinary shares, ordinary shares in the form of American Depositary Shares ("ADSs"), preferred shares, preferred shares in the form of ADSs, debt securities, warrants, units or any combination thereof as described in this prospectus. The warrants may be convertible into or exercisable or exchangeable for ordinary shares or preferred shares, the preferred shares may be convertible into or exchangeable for ordinary shares and the debt securities may be convertible into or exchangeable for ordinary shares or preferred shares. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. The prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.

        Our ordinary shares are listed on The Stock Exchange of Hong Kong Limited ("HKEx") under the stock code "06160", and ADSs representing our ordinary shares are listed on the NASDAQ Global Select Market ("NASDAQ") under the symbol "BGNE". A separate Registration Statement on Form F-6 for the registration of ADSs issuable upon deposit of the ordinary shares was previously filed with the Securities and Exchange Commission ("SEC") and was declared effective by the SEC on February 2, 2016 (Reg. File No. 333-209044). The amendment to the Registration Statement on Form F-6 was filed on March 31, 2016 and declared effective on April 8, 2016. On May 8, 2020, the closing price of our ordinary shares on the HKEx was HK$91.50 per ordinary share, and the closing price of our ADSs on the NASDAQ was $156.81 per ADS.

        We or any selling shareholder may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we or any selling shareholder will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of securities by selling shareholders.

        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING "RISK FACTORS" ON PAGE 5 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 11, 2020.

        We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, (the "Securities Act"). Under this shelf registration, we and/or selling shareholders may offer our ordinary shares and preferred shares, each of which may be represented by ADSs, various series of warrants to purchase ordinary shares or preferred shares, debt securities, units, or any combination thereof, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we and/or selling shareholders may offer. Each time we and/or selling shareholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings "Where You Can Find More Information" and "Incorporation by Reference" before you invest in our securities.

        Neither we nor any selling shareholder have authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we or a selling shareholder may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information".

        Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words "BeiGene," "we," "us," "our," the "company" or similar references refer to BeiGene, Ltd. and its subsidiaries; and the term "securities" refers collectively to our ordinary shares, preferred shares, ADSs, warrants to purchase ordinary shares or preferred shares, debt securities, units or any combination of the foregoing securities.

        We have submitted trademark applications and own various registered trademarks and unregistered trademarks and service marks, including the name "BeiGene" and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. Solely for convenience, some of the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies' trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.beigene.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

        This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-37686) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2020 Annual General Meeting of Shareholders;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020;

  •
  Current Reports on Form 8-K filed on January 2, 2020, January 21, 2020, January 24, 2020, March 2, 2020, March 17, 2020, March 25, 2020, March 30, 2020, April 13, 2020, and May 11, 2020 (other than the portions of those reports not deemed to be filed); and

  •
  The description of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A filed with the SEC under Section 12(b) of the Exchange Act on January 29, 2016, including any amendment or report filed for the purpose of updating such description.

        You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statement, and amendments, if any, to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC's website or our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Investor Relations
BeiGene, Ltd.
c/o BeiGene USA, Inc.
55 Cambridge Parkway
Suite 700W
Cambridge, MA 02142
Tel: (781) 801-1800

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated herein by reference and any prospectus supplement contain forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus and the documents incorporated herein by reference or any prospectus supplement, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

        Forward looking statements are often identified by the use of words such as, but not limited to, "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "plan," "project," "seek," "should," "target," "will," "would" and similar expressions or variations intended to identify forward-looking statements, although not all forward-looking statements contain those identifying words. These forward-looking statements include, among other things, statements about:

  •
  our ability to successfully commercialize BRUKINSA™ (zanubrutinib) in the United States, for which we have obtained approval from the U.S. Food and Drug Administration ("FDA") for the treatment of adult patients with mantle cell lymphoma ("MCL") who have received at least one prior therapy, and tislelizumab in the People's Republic of China ("PRC" or "China"), for which we have received approval from the National Medical Products Administration ("NMPA") for the treatment of patients with classical Hodgkin's Lymphoma ("cHL") who have received at least two prior therapies and of patients with previously treated locally advanced or metastatic urothelial carcinoma ("UC");

  •
  our ability to successfully obtain approvals in additional indications and territories for BRUKINSA and tislelizumab and to commercialize these and other drugs and drug candidates, if approved;

  •
  our ability to successfully commercialize our in-licensed drugs in China, including ABRAXANE® (paclitaxel albumin-bound particles for injectable suspension), REVLIMID® (lenalidomide) and VIDAZA® (azacitidine for injection) from Celgene Logistics Sàrl, a Bristol Myers Squibb company ("BMS"), XGEVA® (denosumab), KYPROLIS® (carfilzomib), and BLINCYTO® (blinatumomab) from Amgen Inc. ("Amgen"), SYLVANT® (siltuximab) and QARZIBA® ▼ (dinutuximab beta), from EUSA Pharma ("EUSA"), and any other drugs we may in-license;

  •
  our ability to successfully develop and commercialize oncology assets licensed from Amgen in China pursuant to our global strategic oncology collaboration with Amgen;

  •
  our ability to further develop sales and marketing capabilities and launch new drugs, if approved;

  •
  our ability to maintain and expand regulatory approvals for our drugs and drug candidates, if approved;

  •
  the pricing and reimbursement of our drugs and drug candidates, if approved;

  •
  the initiation, timing, progress and results of our preclinical studies and clinical trials and our research and development programs;

  •
  our ability to advance our drug candidates into, and successfully complete, clinical trials;

  •
  our reliance on the success of our clinical-stage drug candidates;

  •
  our plans, expected milestones and the timing or likelihood of regulatory filings and approvals;

  •
  the implementation of our business model, strategic plans for our business, drugs, drug candidates and technology;

  •
  the scope of protection we (or our licensors) are able to establish and maintain for intellectual property rights covering our drugs, drug candidates and technology;

  •
  our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights and proprietary technology of third parties;

  •
  costs associated with enforcing or defending against intellectual property infringement, misappropriation or violation, product liability and other claims;

  •
  regulatory developments in the United States, China, the United Kingdom, the European Union ("EU") and other jurisdictions;

  •
  the accuracy of our estimates regarding expenses, revenues, capital requirements and our need for additional financing;

  •
  the potential benefits of strategic collaboration and licensing agreements and our ability to enter into strategic arrangements;

  •
  our ability to maintain and establish collaborations or licensing agreements;

  •
  our reliance on third parties to conduct drug development, manufacturing and other services;

  •
  our ability to manufacture and supply, or have manufactured and supplied, drug candidates for clinical development and drugs for commercial sale;

  •
  the rate and degree of market access and acceptance and reimbursement of our drugs and drug candidates, if approved;

  •
  developments relating to our competitors and our industry, including competing therapies;

  •
  the size of the potential markets for our drugs and drug candidates and our ability to serve those markets;

  •
  our ability to effectively manage our growth;

  •
  our ability to attract and retain qualified employees and key personnel;

  •
  statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance;

  •
  the future trading price of our ADSs and ordinary shares, and impact of securities analysts' reports on these prices; and

  •
  other risks and uncertainties, including those listed under the caption "Risk Factors" and elsewhere in this prospectus and the documents incorporated herein by reference.

        These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in such statements, so you should not place undue reliance on them. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus, particularly in the section entitled "Risk Factors," that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

        You should read this prospectus and the documents that we have incorporated by reference and any prospectus supplement with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

        This prospectus and the documents incorporated herein by reference and any prospectus supplement include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is on file with the SEC and is incorporated by reference into this prospectus, and other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

 ABOUT THE COMPANY

        We are a global commercial-stage biotechnology company focused on developing and commercializing innovative molecularly-targeted and immuno-oncology cancer therapeutics. We started as a research and development company in Beijing in 2010. Over the last ten years, we have developed into a fully-integrated global biotechnology company, with significant commercial, manufacturing, and research and development capabilities.

        We have built substantial commercial capabilities in the PRC and the United States, and are currently marketing both internally-developed drugs and in-licensed drugs. In the United States, we market BRUKINSA for adult patients with MCL who have received at least one prior therapy. In China, we market tislelizumab for patients with cHL who have received at least two prior therapies and in April 2020, we received approval for a second indication to treat patients with locally advanced or metastatic urothelial cancer ("UC"), a form of bladder cancer, with PD-L1 high expression whose disease progressed during or following platinum-containing chemotherapy or within 12 months of neoadjuvant or adjuvant treatment with platinum-containing chemotherapy. As of May 1, 2020, we have filed three additional new or supplementary new drug applications for regulatory approvals in China for our internally-developed products and are planning for launches in these additional indications in 2020 and beyond. Our in-licensed portfolio includes ABRAXANE, REVLIMID and VIDAZA, which we have been marketing in China since 2017 under a license from Celgene Logistics Sàrl, a BMS company. We plan on launching additional in-licensed products in China from our collaborations, including XGEVA, KYPROLIS and BLINCYTO from Amgen, and SYLVANT and QARZIBA from EUSA.

        We have built deep clinical development capabilities, including a more than 1,100-person global clinical development team that is running over 60 ongoing or planned clinical trials in more than 35 countries that have enrolled over 7,500 patients and healthy subjects. We are conducting late-stage clinical trials of BRUKINSA and tislelizumab, including 26 registration or registration-enabling trials in 15 discrete cancer indications. Our internal research capabilities have yielded another late-stage asset, pamiparib, and five other internally-developed drug candidates are currently in early-stage clinical development. In addition, we have been able to leverage our capabilities and China's rising importance as a clinical science center to expand our clinical and pre-clinical portfolio with in-licensed drug candidates. We are also working with high-quality contract manufacturing organizations to manufacture our internally-developed commercial and clinical products in China and globally and have built state-of-the-art small molecule and biologic manufacturing facilities in China to support the launches and potential future demand of our internally-developed products.

        Based on the strength of our China-inclusive global development and commercial capabilities, we have entered into collaborations with leading pharmaceutical and biotechnology companies to develop and commercialize innovative medicines in China and the Asia-Pacific region. In October 2019, we entered into a strategic collaboration with Amgen pursuant to which we have agreed to collaborate on the commercialization of Amgen's oncology products XGEVA, KYPROLIS, and BLINCYTO in China, and the global development and future commercialization in China of up to 20 of Amgen's clinical- and late pre-clinical-stage pipeline products, including AMG 510, Amgen's first-in-class investigational KRAS G12C inhibitor.

        We are an exempted company incorporated in the Cayman Islands with limited liability on October 28, 2010. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The principal executive office of our research and development operations is located at No. 30 Science Park Road, Zhong-Guan-Cun Life Science Park, Changping District, Beijing 102206, People's Republic of China. Our telephone number at this address is +86 10 58958000. Our current registered office in the Cayman Islands is located at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands. Our website address is www.beigene.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus Our ordinary shares are listed on the HKEx under the stock code "06160", and our ADSs are listed on the NASDAQ under the symbol "BGNE."

CAPITALIZATION

        We intend to include information about our capitalization and indebtedness in prospectus supplements.

USE OF PROCEEDS

        Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling shareholder.

SELLING SHAREHOLDERS

        Selling shareholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling shareholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as "selling shareholders," may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement.

        The applicable prospectus supplement will set forth the name of each of the selling shareholders and the number of securities beneficially owned by such selling shareholder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

        We and/or any selling shareholder may offer our ordinary shares and preferred shares, each of which may be represented by ADSs, various series of warrants to purchase ordinary shares or preferred shares, debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, units, or any combination thereof from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we and/or any selling shareholder may offer. Each time we and/or any selling shareholder offer a type or series of securities under this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will describe the specific amounts, prices and other important terms of the securities.

Ordinary Shares

        We are an exempted company incorporated in the Cayman Islands with limited liability and our affairs are governed by our memorandum and articles of association, and the Companies Law (as amended) of the Cayman Islands, which we refer to as the Cayman Companies Law, and the common law of the Cayman Islands.

        As of May 1, 2020, our authorized share capital was $1,000,000 divided into (i) 9,500,000,000 ordinary shares of a par value of $0.0001 each and (ii) 500,000,000 shares of a par value of $0.0001 each of such class or classes (howsoever designated) as the board of directors may determine.

        Our fifth amended and restated memorandum and articles of association ("our articles") were adopted by special resolution on December 7, 2018. The following are summaries of material provisions of our articles and the Cayman Companies Law insofar as they relate to the material terms of our ordinary shares. Under our articles, our name continues to be BeiGene, Ltd.

        The following discussion primarily concerns ordinary shares and the rights of holders of ordinary shares. The holders of ADSs are not be treated as our shareholders and will be required to surrender their ADSs for cancellation and withdrawal from the depositary facility in which the ordinary shares are held in accordance with the provisions of the deposit agreement, as amended, in order to exercise directly shareholders' rights in respect of the ordinary shares. The depositary has agreed, so far as it is practical, to vote or cause to be voted the amount of ordinary shares represented by ADSs in accordance with the written instructions of the holders of such ADSs. See "Description of American Depositary Shares—Voting Rights."

        Our ordinary shares are listed on the HKEx under the stock code "06160", and ADSs representing our ordinary shares are listed on the NASDAQ under the symbol "BGNE".

General

        All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members. Each holder of our ordinary shares will be entitled to receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares to bearer.

Dividends

        The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Companies Law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

        Each ordinary share is entitled to one vote on all matters upon which the ordinary shares are entitled to vote.

        Voting at any meeting of shareholders is by poll.

        An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting (except for certain types of winding up of the company, in which case the required majority to pass a special resolution shall be 100%). Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Cayman Companies Law and our articles. A special resolution is required for important matters such as a change of name and amendments to our articles. Our shareholders may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amounts than our existing shares and cancelling any authorized but unissued shares.

Transfer of Ordinary Shares

        Subject to the restrictions contained in our articles, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in any usual or common form or any other form approved by our board of directors, executed by or on behalf of the transferor (and, if in respect of a nil or partly paid up share, or if so required by our directors, by or on behalf of the transferee).

        Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

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  the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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  the instrument of transfer is in respect of only one class of ordinary shares;

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  the instrument of transfer is properly stamped, if required;

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  the ordinary share transferred is fully paid and free of any lien in favor of us;

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  any fee related to the transfer has been paid to us; and

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  the transfer is not to more than four joint holders.

        If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

Liquidation

        On a winding up of our company, if the assets available for distribution among the holders of our ordinary shares shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among the holders of our ordinary shares on a pro rata basis in proportion to the par value of the ordinary shares held by them. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by the holders of our ordinary shares in proportion to the par value of the ordinary shares held by them.

        The liquidator may, with the sanction of a special resolution of our shareholders and any other sanction required by the Cayman Companies Law, divide amongst the shareholders in specie or in kind the whole or any part of the assets of our company, and may for that purpose value any assets and determine how the division shall be carried out as between our shareholders or different classes of shareholders.

        Because we are a "limited liability" company registered under the Cayman Companies Law, the liability of our shareholders is limited to the amount, if any, unpaid on the shares respectively held by them. Our articles contain a declaration that the liability of our shareholders is so limited.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

        Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture by the company. In addition, the holders of partly paid ordinary shares will have no right pursuant to the Cayman Companies Law to dividends nor will they be able to redeem their shares.

Redemption, Repurchase and Surrender of Ordinary Shares

        We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined by our board of directors. We may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders (but no repurchase may be made contrary to the terms or manner recommended by our directors), or as otherwise authorized by our articles. Under the Cayman Companies Law, the redemption or repurchase of any share may be paid out of our company's profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Companies Law no such share may be redeemed or repurchased (1) unless it is fully paid up, (2) if such redemption or repurchase would result in there being no shares outstanding or (3) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

        If at any time our share capital is divided into different classes of shares, all or any of the rights attached to any class of shares may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

        Notwithstanding the foregoing, our board of directors may issue preferred shares, without further action by the shareholders. See "—Differences in Corporate Law—Directors' Power to Issue Shares."

General Meetings of Shareholders

        Shareholders' meetings may be convened by a majority of our board of directors or our Chairman. As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Law to call shareholders' annual general meetings; however, our corporate governance guidelines provide that we will hold an annual general meeting of shareholders every year to the extent required by the NASDAQ Stock Market rules or the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the "HK Listing Rules"). The annual general meeting shall be held at such time and place as may be determined by our board of directors.

        The Cayman Companies Law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company's articles of association. Our articles provide that upon the requisition of shareholders representing not less than one-tenth of the voting rights entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, shareholders may propose only ordinary resolutions to be put to a vote at such meeting. Our articles will provide no other right to put any proposals before annual general meetings or extraordinary general meetings.

        Advance notice of at least 21 calendar days is required for the convening of any annual general meeting of our shareholders and advance notice of at least 14 days is required for the convening of any other general meeting of our shareholders (including any extraordinary general meeting). All general meetings of shareholders shall occur at such time and place as determined by our directors and set forth in the notice for such meeting.

        The quorum required for a general meeting of shareholders at which an ordinary resolution has been proposed consists of such shareholders present in person or by proxy who together hold shares which carry the right to at least a simple majority of all votes capable of being exercised on a poll. The quorum required for a general meeting at which a special resolution has been proposed consists of such shareholders present in person or by proxy who together hold shares which carry the right to at least two-thirds of all votes capable of being exercised on a poll.

Nomination, Election and Removal of Directors

        Our articles provide that persons standing for election as directors at a duly constituted general meeting with requisite quorum shall be elected by an ordinary resolution of our shareholders, which requires the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present in person or by proxy at the meeting. Our articles further provide that our board of directors will be divided into three groups designated as Class I, Class II and Class III with as nearly equal a number of directors in each group as possible, with each director serving a three-year term and until his or her successor is duly elected and qualified, subject to his or her earlier resignation or removal.

        Upon the expiration of the term of each class, each director in that class, if nominated by the board of directors, shall be eligible for re-election at the annual general meeting to hold office for another three-year term and until such director's successor has been duly elected. Our articles provide that, unless otherwise determined by shareholders in a general meeting, our board of directors will consist of not less than three directors. We have no provisions relating to retirement of directors upon reaching any age limit.

        In the event of a vacancy arising from the resignation of a director or as an addition to the existing board of directors, our board may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person to be a director, unless the board resolves to follow any available exceptions or exemptions.

        For so long as our ordinary shares or ADSs are listed on the NASDAQ and/or the HKEx, our directors are required to comply with the director nomination procedures required under the NASDAQ Stock Market rules and the HK Listing Rules, and our board of directors is required to include at least such number of independent directors as required by the NASDAQ Stock Market rules and the HK Listing Rules.

        Our board shall have a chairman who has been elected and appointed by a majority of the directors then in office. The period for which our chairman holds office shall also be determined by a majority of all of our directors then in office. Our chairman shall preside as chairman at every meeting of our board. To the extent that our chairman is not present at a meeting of our board within 15 minutes after the time appointed for holding the same, the remaining attending directors may choose one of their number to be the chairman of that meeting.

        Our directors shall be elected by an ordinary resolution of the holders of ordinary shares at each annual general meeting of the company to fill the seats of those directors whose terms expire at such annual general meeting.

        Each of our directors shall hold office until his successor is duly elected or appointed or his earlier resignation or removal, notwithstanding any agreement between the company and the director. Our directors may be removed at any time by an affirmative vote of a simple majority of the issued shares as of the applicable record date, with or without cause.

        Our board of directors may, from time to time, and except as required by applicable law, the NASDAQ Stock Market rules or the HK Listing Rules, adopt, institute, amend, modify or revoke any of our corporate governance policies or initiatives of the company, which shall be intended to set forth the guiding principles and policies of the company and our board on various corporate governance related matters as the board shall determine by resolution from time to time.

Proceedings of Board of Directors

        Our articles provide that our business is to be managed and conducted by our board of directors. The quorum necessary for a board meeting may be fixed by the board and, unless so fixed at another number, will be a majority of the directors.

        Our articles provide that the board may from time to time at its discretion exercise all powers of our company to raise capital or borrow money, to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of our company and, subject to the Cayman Companies Law, issue debentures, bonds and other securities of our company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.

Inspection of Books and Records

        Holders of our ordinary shares will have no general right under Cayman Companies Law to inspect or obtain copies of our list of shareholders or our corporate records provided that they are entitled to a copy of the current amended and restated memorandum and articles of association.

Changes in Capital

        Our shareholders may from time to time by ordinary resolution:

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  increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

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  consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

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  sub-divide our existing shares, or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

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  cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

        Our shareholders may by special resolution, subject to any confirmation or consent required by the Cayman Companies Law, reduce our share capital or any capital redemption reserve in any manner permitted by law.

Restrictive Provisions

        Under our articles, in connection with any change of control, merger or sale of our company, the holders of our ordinary shares shall receive the same consideration with respect to their ordinary shares in connection with any such transaction.

Claims Against the Company

        Our articles provide that, unless otherwise determined by a simple majority of our board of directors in its sole discretion, consistent with the directors' fiduciary duties to act in the best interests of the company, in the event that (1) any shareholder (the claiming party) initiates or asserts any claim or counterclaim or joins, offers substantial assistance to or has a direct financial interest in any claim against our company and (2) the claiming party (or the third party that received substantial assistance from the claiming party or in whose claim the claiming party had a direct financial interest) does not obtain a judgment on the merits in which the claiming party prevails, then each claiming party shall, to the fullest extent permissible by law, be obligated jointly and severally to reimburse us for all fees, costs and expenses (including, but not limited to, all reasonable attorneys' fees and other litigation expenses) that we may incur in connection with such claim.

Exclusive Forum

        Our articles provide that, subject to limited exceptions, the courts of Cayman Islands will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our shareholders, (3) any action asserting a claim against us arising pursuant to any provision of the Companies Law of the Cayman Islands or the articles of association, or (4) any other action asserting a claim against us that is governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States). Any person or entity purchasing or otherwise acquiring any interest in our share capital shall be deemed to have notice of and to have consented to the provisions of our articles of association described above. Although we believe these provisions benefit us by providing increased consistency in the application of Cayman Islands law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors and officers. It is possible that, in connection with one or more actions or proceedings described above, a court could find the choice of forum provisions contained in our articles of association to be inapplicable or unenforceable.

Exempted Company

        We are an exempted company with limited liability incorporated under the Cayman Companies Law. The Cayman Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

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  an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

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  an exempted company's register of members is not open to inspection;

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  an exempted company does not have to hold an annual general meeting;

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  an exempted company may issue no par value, negotiable or bearer shares;

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  an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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  an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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  an exempted company may register as a limited duration company; and

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  an exempted company may register as a segregated portfolio company.

        "Limited liability" means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

        We are subject to reporting and other informational requirements of the Exchange Act, as applicable to U.S. domestic issuers. The NASDAQ Stock Market rules and the HK Listing Rules require that every company listed on the NASDAQ and the HKEx hold an annual general meeting of shareholders. In addition, our articles allow directors to call an extraordinary general meeting of shareholders pursuant to the procedures set forth in our articles.

Register of Members

        Under the Cayman Companies Law, we must keep a register of members and there should be entered therein:

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  the names and addresses of our members and a statement of the shares held by each member that distinguishes each share by its number (if applicable), confirms the amount paid or agreed to be considered as paid on the shares of each member, confirms the number and category of shares held by each member and confirms whether each relevant category of shares held by a member carries voting rights under the articles and, if so, whether such voting rights are conditional;

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  the date on which the name of any person was entered on the register as a member; and

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  the date on which any person ceased to be a member.

        Under Cayman Companies Law, the register of members of our company is prima facie evidence of the matters set out in the register (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Companies Law to have legal title to the shares as set against its name in the register of members. Upon completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the Depositary (or its nominee) as the depositary. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their names.

        If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

        The Cayman Companies Law is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Law and the current Companies Act of England. In addition, the Cayman Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Law applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

        The Cayman Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) "merger" means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (2) a

"consolidation" means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (1) a special resolution of the shareholders of each constituent company, and (2) such other authorization, if any, as may be specified in such constituent company's articles of association.

        The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures.

        A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

        The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

        Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

        In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

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  the statutory provisions as to the required majority vote have been met;

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  the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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  the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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  the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Law.

        When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

        If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders' Suits

        In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

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  an act that is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

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  an act that, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) that has not been obtained; and

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  an act that constitutes a "fraud on the minority" where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

        The Cayman Companies Law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person's dishonesty, willful default or fraud, in or about the conduct of our company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Articles

        Some provisions of our articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including limitations on shareholder rights to nominate or remove directors, as well as provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

        Under the Cayman Companies Law, our directors may only exercise the rights and powers granted to them under our articles, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors' Fiduciary Duties

        Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the transaction was procedurally fair and provided fair value to the corporation.

        As a matter of Cayman law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care, and these authorities are likely to be followed in the Cayman Islands.

Shareholder Proposals

        Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

        The Cayman Companies Law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company's articles of association. Our articles allow our shareholders holding not less than one-tenth of the voting rights entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. However, our shareholders may propose only ordinary resolutions to be put to a vote at such meetings. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders' annual general meetings.

        However, our corporate governance guidelines require us to call such meetings every year to the extent required by the NASDAQ Stock Market rules and/or the HK Listing Rules.

Cumulative Voting

        Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder's voting power with respect to electing such director. As permitted under the Cayman Companies Law, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

        Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles, any director may be removed by an affirmative vote of a simple majority of the issued shares as of the applicable record date, with or without cause.

Transactions with Interested Shareholders

        The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target's outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation's outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

        The Cayman Companies Law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Companies Law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

        Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

        Under the Cayman Companies Law and our articles, our company may be wound up only upon resolution of shareholders holding 100% of the total voting rights entitled to vote or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

        Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Companies Law and our articles, if our share capital is divided into more than one class of shares, we may materially and adversely vary the rights attached to any class only with the consent in writing of the holders of two-thirds of the shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

        Under the Delaware General Corporation Law, a corporation's certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Law and our articles, our articles may only be amended by special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

        There are no limitations imposed by our articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our articles governing the ownership threshold above which shareholder ownership must be disclosed.

Directors' Power to Issue Shares

        Under our articles, our board of directors is empowered to issue or allot shares or grant options, restricted shares, restricted share units, share appreciation rights, dividend equivalent rights, warrants and analogous equity-based rights with or without preferred, deferred, qualified or other special rights or restrictions. In particular, pursuant to our articles, our board of directors has the authority, without further action by the shareholders, to issue all or any part of our capital and to fix the designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions therefrom, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of our ordinary shares. Our board of directors, without shareholder approval, may issue preferred shares with voting, conversion or other rights that could adversely affect the voting power and other rights of holders of our ordinary shares. Subject to the directors' duty of acting in the best interest of our company, preferred shares can be issued quickly with terms calculated to delay or prevent a change in control of us or make removal of management more difficult. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of the ordinary shares, and may adversely affect the voting and other rights of the holders of ordinary shares.

Inspection of Books and Records

        Holders of our ordinary shares will have no general right under the Cayman Companies Law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See "Where You Can Find More Information."

Registration Rights

        Pursuant to an investors' rights agreement, as amended and restated, certain holders of our registrable shares are entitled to rights with respect to the registration of these shares under the Securities Act, including demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered. The investors' rights agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them. The registration rights granted under the investors' rights agreement will terminate on the fifth anniversary of the completion of our initial public offering.

        On November 16, 2016, we entered into a registration rights agreement with 667, L.P., Baker Brothers Life Sciences, L.P. and 14159, L.P. ("the Baker Entities"), Hillhouse BGN Holdings Limited, Gaoling Fund, L.P. and YHG Investment, L.P. ("the Hillhouse Entities"), (each an "Investor" and collectively, the "Investors"), all of which were existing shareholders. The registration rights agreement provides that, subject to certain limitations, if at any time and from time to time, the Investors demand that we register our ordinary shares and any other securities held by the Investors at the time any such demand is made on a Registration Statement on Form S-3 for resale under the Securities Act, we would be obligated to effect such registration. Our registration obligations under the registration rights agreement will continue in effect for up to four years, and include our obligation to facilitate certain underwritten public offerings of our ordinary shares or ADSs by the Investors in the future. The registration rights agreement also requires us to pay expenses relating to such registrations and indemnify the Investors against certain liabilities.

        Pursuant to the Share Purchase Agreement dated October 31, 2019, as amended, by and between us and Amgen (the "Share Purchase Agreement"), Amgen will have specified registration rights upon expiration of a lock-up period. Following demand by Amgen at any time after the expiration of the lock-up period or such earlier time as we in our sole discretion may agree in writing, we shall, subject to certain limits as specified under the Share Purchase Agreement, file with the SEC a Registration Statement on Form S-3 (except if we are not then eligible to register for resale the registrable shares on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act) covering the resale of the registrable shares of Amgen. In addition, where we propose to register any of our ordinary shares or ADSs under the Securities Act for sale to the public (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a registration statement in a form not available for registering registrable shares for sale to the public), we will give notice to Amgen of our intention to do so and, upon the request of Amgen, use our reasonable best efforts to cause all the registrable shares of Amgen to be registered under the Securities Act in connection therewith, under specified circumstances and as set forth in the Share Purchase Agreement.

Preferred Shares

        We may issue preferred shares from time to time, in one or more series. We will set forth in the applicable prospectus supplement a description of the terms and rights of the preferred shares that may be offered under this prospectus, including the designation of the series, the number of shares of the series, the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series, and the voting rights, if any, of the holders of the series. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred shares being offered.

Debt Securities

        We may offer debt securities which may be senior or subordinated. We refer to senior debt securities and subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

        We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. As used in this prospectus, the term "debt securities" includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

        The indentures:

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  do not limit the amount of debt securities that we may issue;

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  allow us to issue debt securities in one or more series;

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  do not require us to issue all of the debt securities of a series at the same time; and

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  allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

        Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under "Subordination" and in the applicable prospectus supplement.

        Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

        The prospectus supplement for each offering will provide the following terms, where applicable:

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  the title of the debt securities and whether they are senior or subordinated;

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  any limit upon the aggregate principal amount of the debt securities of that series;

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  the date or dates on which the principal of the debt securities of the series is payable;

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  the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into ordinary shares or preferred shares or the method by which any such portion shall be determined;

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  the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

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  the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;

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  the right, if any, to extend the interest payment periods and the duration of such extension;

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  the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, converted or exchanged, in whole or in part;

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  our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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  the form of the debt securities of the series including the form of the Certificate of Authentication for such series;

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  if other than minimum denominations of one thousand U.S. dollars ($1,000) or any integral multiple of $1,000 thereof, the denominations in which the debt securities of the series shall be issuable;

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  whether the debt securities of the series shall be issued in whole or in part in the form of a global debt security or global debt securities; the terms and conditions, if any, upon which such global debt security or global debt securities may be exchanged in whole or in part for other individual debt securities; and the depositary for such global debt security or global debt securities;

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  whether the debt securities will be convertible into or exchangeable for ordinary shares or other securities of ours or any other person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders' option) conversion or exchange features, and the applicable conversion or exchange period;

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  any additional or alternative events of default to those set forth in the indenture;

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  any additional or alternative covenants to those set forth in the indenture;

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  the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;

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  if the principal of (and premium, if any) or interest, if any, on such debt securities is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which such debt securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;

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  whether interest will be payable in cash or additional debt securities at our or the holders' option and the terms and conditions upon which the election may be made;

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  the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a "United States person" for federal tax purposes;

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  additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities than those set forth in the indenture;

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  the applicability of any guarantees;

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  any restrictions on transfer, sale or assignment of the debt securities of the series; and

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  any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).

        We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as "original issue discount securities."

        We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

        Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

        All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds

Merger, Consolidation or Sale of Assets

        The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to, or (3) merge with or into, any other entity provided that:

  •
  either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture; and in the event the debt securities are convertible into or exchangeable for ordinary shares or other securities of ours, such successor entity will, by such supplemental indenture, make provision so that the holders of debt securities of that series shall thereafter be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of ordinary shares or other securities of ours deliverable upon conversion or exchange of those debt securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition; and

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  an officers' certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Events of Default, Notice and Waiver

        Unless the applicable prospectus supplement states otherwise, when we refer to "events of default" as defined in the indentures with respect to any series of debt securities, we mean:

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  default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;

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  default in the payment of principal of, or any premium on, any debt security of such series when due and payable unless such date has been extended or deferred;

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  default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;

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  bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and

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  any other event of default provided with respect to a particular series of debt securities.

        If an event of default (other than an event of default described in the fourth bullet point above) occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of, and accrued interest on, all the debt securities of that series to be due and payable. If an event of default described in the fourth bullet point above occurs, the principal amount of, and accrued interest on, all the debt securities of that series will automatically become and will be immediately due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

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  we have deposited with the applicable trustee all required payments of the principal, any premium, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

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  all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.

        The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or, and interest on, such debt securities at the respective due dates thereof.

        The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

  •
  is in conflict with any law or the applicable indenture;

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  may involve the trustee in personal liability; or

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  may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

        Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

        Subject to certain exceptions, the indentures may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series).

        We and the applicable trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

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  to cure any ambiguity, defect, or inconsistency herein or in the Securities of any series;

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  to comply with the covenant described above under "Merger, Consolidation or Sale of Assets";

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  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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  to add events of default for the benefit of the holders of all or any series of debt securities;

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  to add to the covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the applicable indenture conferred upon us;

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  to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as herein set forth;

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  to make any change that does not adversely affect the rights of any holder of notes under the applicable indenture in any material respect;

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  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the applicable indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities under the applicable indenture, or to add to the rights of the holders of any series of debt securities;

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  to evidence and provide for the acceptance of appointment hereunder by a successor trustee or to appoint a separate trustee with respect to any series;

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  to comply with any requirements of the SEC or any successor in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act; or

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  to conform the applicable indenture to this "Debt Securities" or any other similarly titled section in any prospectus supplement or other offering document relating to a series of debt securities.

Subordination

        Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series.

Discharge, Defeasance and Covenant Defeasance

        Unless otherwise provided in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

  •
  either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies or governmental obligations in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date; and

  •
  we have paid or caused to be paid all other sums payable.

        Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company shall be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

        The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

        The terms and conditions, if any, upon which the debt securities are convertible into ordinary shares or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into ordinary shares or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company's option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Warrants

        We may issue warrants for the purchase of our ordinary shares and/or preferred shares and/or ordinary shares or preferred shares in the form of ADSs and/or debt securities in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from these securities. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and/or warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and/or forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

        We may evidence series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units

        We may issue, in one or more series, units consisting of ordinary shares, preferred shares, ordinary shares or preferred shares in the form of ADSs, debt securities and/or warrants for the purchase of ordinary shares and/or preferred shares and/or debt securities in any combination. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

        We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

Description of American Depositary Shares

        Citibank, N.A. acts as the depositary bank for the ADSs. Citibank's depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as "ADSs" and represent ownership interests in securities that are on deposit with the depositary bank. ADSs may be represented by certificates that are commonly known as "American Depositary Receipts" or "ADRs." The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank Hong Kong, presently located at 9/F, Citi Tower, One Bay East, 83 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.

        We have appointed Citibank as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement, as amended, is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC's website (www.sec.gov). Please refer to Registration Number 333-209044 when retrieving such copy.

        We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

        Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, 13 ordinary shares that are on deposit with the depositary bank and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary bank may agree to change the ADS-to-ordinary share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary bank and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary bank, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary bank, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary bank, and the depositary bank (on behalf of the owners of the corresponding

ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

        If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary bank. As an ADS holder you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of the ordinary shares will continue to be governed by the laws of the Cayman Islands, which may be different from the laws in the United States.

        In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary bank, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

        The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary bank's services are made available to you. As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary bank will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary bank only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

        As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the "direct registration system" or "DRS"). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company ("DTC"), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the "holder." When we refer to "you," we assume the reader owns ADSs and will own ADSs at the relevant time.

        The registration of the ordinary shares in the name of the depositary bank or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary bank or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary bank or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

        As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash

        Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the Cayman Islands laws and regulations.

        The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

        The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary bank holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

        Whenever we make a free distribution of the ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of the ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary share ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

        The distribution of new ADSs or the modification of the ADS-to-ordinary share ratio upon a distribution of the ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new ordinary shares so distributed.

        No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

        Whenever we intend to distribute rights to purchase additional ordinary shares, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

        The depositary bank will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new ordinary shares other than in the form of ADSs.

        The depositary bank will not distribute the rights to you if:

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  We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you;

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  We fail to deliver satisfactory documents to the depositary bank; or

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  It is not reasonably practicable to distribute the rights.

        The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

        Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.

        The depositary bank will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

        If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in the Cayman Islands would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

        Whenever we intend to distribute property other than cash, ordinary shares or rights to purchase additional ordinary shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.

        If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement to the depositary bank, the depositary bank will distribute the property to the holders in a manner it deems practicable.

        The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.

        The depositary bank will not distribute the property to you and will sell the property if:

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  We do not request that the property be distributed to you or if we ask that the property not be distributed to you;

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  We do not deliver satisfactory documents to the depositary bank; or

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  The depositary bank determines that all or a portion of the distribution to you is not reasonably practicable.

        The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

        Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will provide notice of the redemption to the holders.

        The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert into U.S. dollars the redemption funds received in a currency other than U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.

Changes Affecting Ordinary Shares

        The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of BeiGene.

        If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the ordinary shares. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs Upon Deposit of Ordinary Shares

        Upon completion of an offering, the ordinary shares being offered pursuant to this prospectus and/or a prospectus supplement will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will issue ADSs to the underwriters named in this prospectus and/or a prospectus supplement, in the manner described above.

        In addition, the depositary bank may create ADSs on behalf of investors who deposit ordinary shares with the custodian. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and Cayman Islands legal considerations applicable at the time of deposit.

        The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.

        When you make a deposit of the ordinary shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:

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  The ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

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  All preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised.

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  You are duly authorized to deposit the ordinary shares.

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  The ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, "restricted securities" (as defined in the deposit agreement).

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  The ordinary shares presented for deposit have not been stripped of any rights or entitlements.

        If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

        As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:

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  ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

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  provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

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  provide any transfer stamps required by the State of New York or the United States; and

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  pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

        To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Ordinary Shares Upon Cancellation of ADSs

        As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian's offices. Your ability to withdraw the ordinary shares held in respect of the ADSs may be limited by U.S. and Cayman Islands considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

        If you hold ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.

        You will have the right to withdraw the securities represented by your ADSs at any time except for:

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  temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) the ordinary shares are immobilized on account of a shareholders' meeting or a payment of dividends;

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  obligations to pay fees, taxes and similar charges; or

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  restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

        The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

        As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in "Description of Securities—Ordinary Shares"

        At our request, the depositary bank will distribute to you any notice of shareholders' meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs.

        If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder's ADSs in accordance with the voting instructions received from the holders of ADSs.

        Our articles of association provide that voting of shareholders at any meeting is by poll. Holders of ADSs in respect of which no timely voting instructions have been received, or timely voting instructions have been received however such instructions fail to specify the manner in which the depositary is to vote, shall be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by such holders' ADSs; provided, that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which we inform the depositary that we do not wish such proxy to be given; provided, further, that no such discretionary proxy shall be given with respect to any matter as to which we inform the depositary that (i) there exists substantial opposition, or (ii) the rights of holders of ADSs or the shareholders of our company will be materially adversely affected.

        Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner.

Fees and Charges

        As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fees
• Issuance of ADSs upon deposit of shares (excluding issuances as a result of distributions of shares)	Up to U.S. 5¢ per 100 ADSs (or fraction thereof) issued
• Cancellation of ADSs	Up to U.S. 5¢ per 100 ADSs (or fraction thereof) canceled
• Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements)	Up to U.S. 5¢ per 100 ADSs (or fraction thereof) held
• Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per 100 ADSs (or fraction thereof) held
• Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares)	Up to U.S. 5¢ per 100 ADSs (or fraction thereof) held
• ADS Services	Up to U.S. 5¢ per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the depositary bank

        As an ADS holder you will also be responsible to pay certain charges such as:

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  taxes (including applicable interest and penalties) and other governmental charges;

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  the registration fees as may from time to time be in effect for the registration of the ordinary shares on the share register and applicable to transfers of the ordinary shares to or from the name of the custodian, the depositary bank or any nominees upon the making of deposits and withdrawals, respectively;

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  certain cable, telex and facsimile transmission and delivery expenses;

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  the expenses and charges incurred by the depositary bank in the conversion of foreign currency;

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  the fees and expenses incurred by the depositary bank in connection with compliance with exchange control regulations and other regulatory requirements applicable to the ordinary shares, ADSs and ADRs; and

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  the fees and expenses incurred by the depositary bank, the custodian or any nominee in connection with the servicing or delivery of deposited property.

        ADS fees and charges payable upon (i) deposit of the ordinary shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of the ordinary shares are charged to the person to whom the ADSs are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation (in the case of ADS cancellations). In the case of ADSs issued by the depositary bank into DTC or presented to the depositary bank via DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs or the DTC participant(s) surrendering the ADSs for cancellation, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account(s) of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

        In the event of refusal to pay the depositary bank fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary bank fees from any distribution to be made to the ADS holder. Certain of the depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes. The depositary bank may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.

Amendments and Termination

        We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days' prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

        You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).

        We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

        After termination, the depositary bank will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and sell the securities held on deposit. After the sale, the depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

Books of Depositary

        The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

        The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

        The deposit agreement limits our obligations and the depositary bank's obligations to you. Please note the following:

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  We and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

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  The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

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  The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in the ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

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  We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

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  We and the depositary bank disclaim any liability if we or the depositary bank are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our memorandum and articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

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  We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or in any provisions of or governing the securities on deposit.

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  We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

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  We and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of the ordinary shares but is not, under the terms of the deposit agreement, made available to you.

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  We and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

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  We and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

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  No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

Pre-Release Transactions

        The depositary bank has informed us that it no longer engages in pre-release transactions and has no intention to do so in the future.

Taxes

        You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

        The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

        The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

        If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its reasonable discretion:

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  convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical;

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  distribute the foreign currency to holders for whom the distribution is lawful and practical; and

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  hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

        The deposit agreement and the ADRs will be interpreted in accordance with the laws of the State of New York. The rights of holders of the ordinary shares (including the ordinary shares represented by ADSs) is governed by the laws of the Cayman Islands. AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY BANK.

Conversion Between ADSs and Ordinary Shares

        Our register of members holding unlisted ordinary shares ("shares") will be maintained by the Principal Share Registrar, Mourant Governance Services (Cayman) Limited, in the Cayman Islands, and our register of members holding shares listed on the HKEx and shares represented by the ADSs (other than shares represented by restricted ADSs) will be maintained by our Hong Kong Share Registrar, Computershare Hong Kong Investor Services Limited, in Hong Kong.

        We have instructed the Hong Kong Share Registrar, Computershare Hong Kong Investor Services Limited, and it has agreed, not to register the subscription, purchase or transfer of any shares in the name of any particular holder unless and until the holder delivers a signed form to the Hong Kong Share Registrar in respect of those shares bearing statements to the effect that the holder:

  •
  agrees with the company and each of the shareholders, and the company agrees with each shareholder, to observe and comply with the Cayman Companies Law and our articles;

  •
  agrees with the company and each of the shareholders that the shares are freely transferable by the holders thereof; and

  •
  authorizes the company to enter into a contract on his or her behalf with each of the directors, managers and officers of the Company whereby such directors, managers and officers undertake to observe and comply with their obligations to the shareholders as stipulated in the articles.

Ownership of ADSs

        An owner of ADSs may hold his or her ADSs either by means of an ADR registered in his or her name, through a brokerage or safekeeping account, or through an account established by the depositary bank in his or her name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the "direct registration system" or "DRS"). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and DTC, the central book-entry clearing and settlement system for equity securities in the United States. If an owner of ADSs decides to hold his or her ADSs through his or her brokerage or safekeeping account, he or she must rely on the procedures of his or her broker or bank to assert his or her rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. All ADSs held through DTC will be registered in the name of a nominee of DTC.

Dealings and Settlement

        Dealings in our shares on the HKEx and our ADSs on the NASDAQ are conducted in Hong Kong dollars and U.S. dollars, respectively. Our shares are traded on the HKEx in board lots of 100 shares.

        The transaction costs of dealings in our shares on the HKEx include a HKEx trading fee of 0.005%, a SFC transaction levy of 0.0027%, a transfer deed stamp duty of HK$5.00 per transfer deed and ad valorem stamp duty on both the buyer and the seller charged at the rate of 0.1% each of the consideration or, if higher, the fair value of our shares transferred. The brokerage commission in respect of trades of shares on the HKEx is freely negotiable.

        Investors in Hong Kong must settle their trades executed on the HKEx through their brokers directly or through custodians. For an investor in Hong Kong who has deposited his shares in his stock account or in his designated CCASS Participant's stock account maintained with the Central Clearing and Settlement System (CCASS) established and operated by Hong Kong Securities Clearing Company

Limited, a wholly-owned subsidiary of Hong Kong Exchanges and Clearing Limited (HKSCC), settlement will be effected in CCASS in accordance with the General Rules of CCASS and CCASS Operational Procedures in effect from time to time. For an investor who holds the physical certificates, settlement certificates and the duly executed transfer forms must be delivered to his broker or custodian before the settlement date.

        An investor may arrange with his broker or custodian on a settlement date in respect of his trades executed on the HKEx. Under the Listing Rules (as defined below) and the General Rules of CCASS and CCASS Operational Procedures in effect from time to time, the date of settlement must be the second business day (a day on which the settlement services of CCASS are open for use by CCASS Participants) following the trade date (T+2). For trades settled under CCASS, the General Rules of CCASS and CCASS Operational Procedures in effect from time to time provided that the defaulting broker may be compelled to compulsorily buy-in by HKSCC the day after the date of settlement (T+3), or if it is not practicable to do so on T+3, at any time thereafter. HKSCC may also impose fines from T+2 onwards.

        The CCASS stock settlement fee payable by each counterparty to a HKEx trade is currently 0.002% of the gross transaction value subject to a minimum fee of HK$2.00 and a maximum fee of HK$100.00 per trade.

Depositary

        The depositary for our ADSs is Citibank, N.A. ("the Depositary"), whose office is located at 388 Greenwich Street, New York, New York 10013, United States. The certificated ADSs are evidenced by certificates referred to as American Depositary Receipts ("ADRs") that are issued by the Depositary.

        Each ADS represents ownership interests in 13 shares, and any and all securities, cash or other property deposited with the Depositary in respect of such shares but not distributed to ADS holders.

        ADSs may be held either (1) directly (a) by having an ADR registered in the holder's name or (b) by holding in the DRS, pursuant to which the Depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the Depositary to the ADS holders entitled thereto, or (2) indirectly through the holder's broker or other financial institution. The following discussion regarding ADSs assumes the holder holds its ADSs directly. If a holder holds the ADSs indirectly, it must rely on the procedures of its broker or other financial institution to assert the rights of ADS holders described in this section. If applicable, you should consult with your broker or financial institution to find out what those procedures are.

        We do not treat ADS holders as shareholders, and ADS holders have no shareholder rights. Cayman Islands law governs shareholder rights. Because the Depositary actually holds the legal title to our shares represented by ADSs (through the Depositary's Custodian (as defined below)), ADS holders must rely on it to exercise the rights of a shareholder. The obligations of the Depositary are set out in the deposit agreement, as amended, among us, Citibank, N.A. and our ADS holders and beneficial owners from time to time (the "Deposit Agreement"). The Deposit Agreement and the ADRs evidencing ADSs are governed by the law of the State of New York.

Transfer of Shares to Hong Kong Register

        All of our shares were previously registered on the principal register of members in the Cayman Islands. For the purposes of trading on the HKEx, the shares had to be registered in the Hong Kong Share Register. In order to facilitate the investors with a more timely and cost-effective conversion process from ADSs to Hong Kong listed shares, the shares represented by the ADSs that are unrestricted ADSs were removed from the principal share register in the Cayman Islands and entered into the Hong Kong Share Register on or around August 8, 2018.

        ADSs are quoted for trading on the NASDAQ. An investor who holds shares and wishes to trade ADSs on the NASDAQ must deposit or have his broker deposit with Citibank, N.A. Hong Kong, as custodian of the Depositary (the "Depositary's Custodian"), shares, or evidence of rights to receive shares, so as to receive the corresponding ADSs as described below.

Withdrawal from and Deposit into the ADS Program

        A deposit of the shares into the ADS program involves the following procedures:

          1.     If the shares are held outside CCASS, the investor shall arrange to deposit his shares into CCASS for delivery to the Depositary's account with the Depositary's Custodian within CCASS, submit and deliver a request for conversion form to the Depositary's Custodian and after duly completing and signing such conversion form, deliver such conversion form to the Depositary's Custodian. If the shares have been deposited with CCASS, the investor must transfer the shares to the Depositary's account with the Depositary's Custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a the duly completed and signed conversion form to the Depositary.

          2.     Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will issue the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs to the designated DTC account of the person(s) designated by an investor.

        Under normal circumstances, step (1) to (2) generally require two business days for shares deposited in CCASS, or 14 business days, or more, as necessary for shares held outside CCASS in physical form, to complete.

        If an investor who holds ADSs wishes to trade shares on the HKEx, he must withdraw shares from the ADS program and cause his broker or other financial institution to trade such shares on the HKEx. A withdrawal of shares from the ADS program involves the following procedures:

          1.     To withdraw shares from the ADS program, an investor who holds ADSs may turn in such ADSs at the office of the Depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the Depositary. An investor has the right to cancel ADSs and withdraw the underlying shares at any time except when temporary delays arise because the Depositary has closed its transfer books in connection with voting at a shareholders' meeting or the payment of dividends; when the investor or other ADS holders seeking to withdraw shares owe money to pay fees, taxes and similar charges; when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities; or at any other times when the Depositary or we consider it advisable.

          2.     Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will instruct the Depositary's Custodian to deliver the shares underlying the cancelled ADSs to the CCASS account designated by the investor and any other deposited securities underlying the cancelled ADSs to or for the account of such investor. Regarding deposited property, other than shares, which underlie ADSs, our Company currently has no plans to distribute any such property or cause such property to be deposited into the ADS program. The Deposit Agreement, however, contains provisions to address any such distribution in case it should arise. In summary, the Deposit Agreement provides that the Depositary will send to ADS holders any such property our Company distributes on deposited shares by any means it thinks is lawful and reasonably practicable. If it cannot make the distribution in that way, the depositary shall endeavor to sell what our Company distributed and distribute the net proceeds. If it is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration and the investors shall have no rights thereto or arising therefrom. The Depositary is not required to distribute any property to ADS holders unless it receives satisfactory evidence from our Company that it is legal to make that distribution. Subject to the Listing Rules and any other applicable legal requirements, a distribution of securities other than shares could possibly include equity securities of a different class from the shares, debt securities or equity or debt securities of a third party. It is expected that such securities, if distributed to an ADS holder, would not be in the form of shares tradable on HKEx.

          3.     Upon the withdrawal of shares from the ADS program and following payment of all fees, taxes and charges, investors can instruct the Depositary, who will in turn instruct the Depositary's Custodian, to deliver the shares tradable in Hong Kong into a CCASS participant stock account. If investors prefer to receive the shares outside CCASS, they must receive the shares in CCASS first and arrange for withdrawal from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register the shares in their own names with the Hong Kong Share Registrar.

        Under normal circumstances, step (1) to (3) generally require two business days for shares to be received inside CCASS, or 14 business days, or more, as necessary for shares received outside CCASS in physical form, to complete.

        Before the Depositary will issue or register a transfer of an ADS or make a distribution on an ADS, or permit withdrawal of shares, the Depositary may require:

          1.     production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

          2.     compliance with regulations it may establish, from time to time, consistent with the Deposit Agreement, including presentation of transfer documents.

        The Depositary may refuse to deliver, transfer, or register issuances, transfers and cancellations of ADSs generally when the transfer books of the Depositary or our Hong Kong Share Registrar are closed or at any time if the Depositary or we determine it advisable to do so.

        All costs attributable to the transfer of shares to effect a withdrawal from or deposit of shares into the ADS program shall be borne by the shareholder requesting the transfer. In particular, holders of shares and ADSs should note that the Hong Kong Share Registrar will charge between HK$2.50 to HK$20 (or such higher fee as may from time to time be permitted under the Listing Rules) for each transfer of shares from one registered owner to another, each share certificate cancelled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of shares and ADSs must pay up to US$5.00 (or less) per 100 ADSs for each issuance of ADSs and each cancellation of ADSs, as the case may be, in connection with the deposit of shares into, or withdrawal of shares from, the ADS program.

        For illustrative purposes, a holder of shares who wishes to deposit 1,300 shares into the ADS program would incur a maximum charge of US$5.00 for the issuance to the holder of 100 ADSs and between HK$2.50 to HK$20 (or such higher fee as may from time to time be permitted under the Listing Rules) for each share certificate transferred from the holder to the Depositary's Custodian with respect to the 1,300 shares. Conversely, a holder of ADSs who wishes to withdraw 1,300 shares from the ADS program in exchange for 100 ADSs being cancelled would incur similar charges. In addition to the above, holders of shares and ADSs may also have to pay any applicable fee as stated in the share transfer forms used in Hong Kong and any related brokerage commission.

        If you hold "Restricted ADSs," the withdrawal of the corresponding shares upon presentation of the "Restricted ADSs" for cancellation is subject to special procedures, the details of which may be obtained from the Company or the Depositary. The registration of issuances and transfers of shares represented by "Restricted ADSs" is in the charge of the Cayman Registrar, Mourant Governance Services (Cayman) Limited.

        Upon the withdrawal of shares from the ADS program and following payment of all fees, taxes and charges, investors can instruct the Depositary, who will in turn instruct the Depositary's Custodian, to deliver the shares tradable in Hong Kong into a CCASS participant stock account. If investors prefer to receive the shares outside the CCASS, they must receive the shares in CCASS first and arrange for withdrawal from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register the shares in their own names with the Hong Kong Share Registrar.

TAXATION

        The following is a summary of the material Cayman Islands, PRC and United States federal income tax consequences relevant to an investment in the ADSs and ordinary shares. Tax considerations applicable to other securities will be described in the related prospectus supplement. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. The discussion is based on laws and relevant interpretations thereof as of the date of this prospectus, all of which are subject to change or different interpretations, possibly with retroactive effect. The discussion does not address U.S. state or local tax laws, or tax laws of jurisdictions other than the Cayman Islands, the People's Republic of China and the United States. You should consult your own tax advisors with respect to the consequences of acquisition, ownership and disposition of the ADSs and ordinary shares.

Cayman Islands Taxation

        The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty or withholding tax applicable to us or to any holder of the ADSs and ordinary shares. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within, the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by us. There are no exchange control regulations or currency restrictions in the Cayman Islands.

        Payments of dividends and capital in respect of the ADSs and ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the ADSs or ordinary shares, as the case may be, nor will gains derived from the disposal of the ADSs or ordinary shares be subject to Cayman Islands income or corporation tax.

People's Republic of China Taxation

        We are a holding company incorporated in the Cayman Islands and we may gain income by way of dividends from our PRC subsidiaries in the future. The Enterprise Income Tax Law ("EIT Law") and its implementation rules, both of which became effective on January 1, 2008 and were most recently amended on December 29, 2018 and April 23, 2019, respectively, provide that China sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-PRC enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor's jurisdiction of incorporation has a tax treaty with China that provides for a lower withholding tax rate for which the foreign investor is eligible.

        Under the EIT Law, an enterprise established outside of the PRC with a "de facto management body" within the PRC is considered a "resident enterprise," which means that it is treated in a manner similar to a Chinese enterprise for PRC enterprise income tax purposes. The implementation rules of the EIT Law define "de facto management body" as a managing body that exercises substantive and overall management and control over the production and operations, personnel, accounting books and properties of an enterprise. In addition, the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprise as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies ("Circular 82") issued by the State Administration of Taxation, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defines Chinese-controlled offshore incorporated enterprise as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although BeiGene, Ltd. does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of Circular 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in Circular 82 to evaluate the tax residence status of BeiGene, Ltd. and its subsidiaries organized outside the PRC.

        According to Circular 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a "de facto management body" in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met:

  •
  the primary location of the enterprise's senior executives of the day-to-day operational management and senior management departments performing their duties is in the PRC;

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  decisions relating to the enterprise's financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC;

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  the enterprise's primary assets, accounting books and records, company seals, and board and shareholder meeting minutes are located or maintained in the PRC; and

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  50% or more of voting board members or senior executives habitually reside in the PRC.

        Currently, some of the members of our management team are located in China. However, we do not believe that we meet all of the conditions outlined in the immediately preceding paragraph. BeiGene, Ltd. and its offshore subsidiaries are incorporated outside the PRC. As a holding company, our key assets and records, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. We are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC "resident enterprise" by the PRC tax authorities. Accordingly, we believe that BeiGene, Ltd. and its offshore subsidiaries should not be treated as a "resident enterprise" for PRC tax purposes if the criteria for "de facto management body" as set forth in Circular 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term "de facto management body" as applicable to our offshore entities, we will continue to monitor our tax status.

        The implementation rules of the EIT Law provide that, (1) if the enterprise that distributes dividends is domiciled in the PRC or (2) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or capital gains are treated as China-sourced income. It is not clear how "domicile" may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders or ADS holders, as well as gains realized by such shareholders or ADS holders from the transfer of our shares or ADSs, may be regarded as China-sourced income. As a result dividends paid to non-PRC resident enterprise ADS holders or shareholders may be subject to PRC withholding tax at a rate of up to 10% (or 20% in the case of non-PRC individual ADS holders or shareholders) and gains realized by non-PRC resident enterprise ADS holders or shareholders from the transfer of our ordinary shares or ADSs may be subject to PRC tax at a rate of 10% (or 20% in the case of non-PRC individual ADS holders or shareholders). It is also unclear whether, if we are considered a PRC resident enterprise, holders of our shares or ADSs would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas.

Hong Kong Taxation

        In connection with the Hong Kong public offering in 2018, we have established a branch register of members in Hong Kong (the "Hong Kong share register"). Dealings in our ordinary shares registered on our Hong Kong share register will be subject to Hong Kong stamp duty. The stamp duty is charged to each of the seller and purchaser at the ad valorem rate of 0.1% of the consideration for, or (if greater) the value of, our ordinary shares transferred. In other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of our ordinary shares. In addition, a fixed duty of HK$5.00 is charged on each instrument of transfer (if required).

        To facilitate ADS-ordinary share conversion and trading between the NASDAQ and the Hong Kong Stock Exchange, we also moved a portion of our issued ordinary shares from our Cayman share register to our Hong Kong share register. It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See "Risk Factors—Risks Related to Our American Depositary Shares and Ordinary Shares—Dealings in the ordinary shares registered in our Hong Kong register of members will be subject to Hong Kong stamp duty. There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of the ADSs." in our Quarterly Report on Form 10-Q for the three months ended March 31, 2020.

Material United States Federal Income Tax Considerations

        The following discussion is a summary of the United States federal income tax considerations generally applicable to the ownership and disposition of our ordinary shares and ADSs acquired by a U.S. Holder (as defined below) pursuant to this offering as of the date of this prospectus. Except where noted, this summary deals only with U.S. Holders that are initial purchasers of the ordinary shares and ADSs and that will hold such ordinary shares and ADSs as capital assets (generally, property held for investment) for U.S. federal income tax purposes. This summary does not address all U.S. federal income tax matters that may be relevant to a particular U.S. Holder.

        This summary does not describe all of the United States federal income tax consequences that may be applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

  •
  a dealer in securities or currencies;

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  a financial institution;

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  a pension plan;

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  a regulated investment company;

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  a real estate investment trust;

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  an insurance company;

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  a tax-exempt organization;

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  a person holding our ordinary shares or ADSs in connection with a trade or business outside the United States;

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  a person holding our ordinary shares or ADSs as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

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  a trader in securities that has elected the mark-to-market method of tax accounting;

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  a person who owns or is deemed to own 10% or more of our voting stock or 10% or more of our value;

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  a partnership or other pass-through entity for United States federal income tax purposes; or

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  a person whose "functional currency" is not the United States dollar.

        The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), current (and, to the extent noted below, proposed) Treasury regulations, rulings and judicial decisions thereunder, and the income tax treaty between the United States and the PRC (the "Treaty") as of the date of this prospectus, and such authorities may be replaced, revoked or modified, perhaps retroactively, and may be subject to differing interpretations which could result in United States federal income tax consequences different from those discussed below. No ruling has been sought from the Internal Revenue Service (the "IRS") with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. In addition, this summary is based, in part, upon representations made by the depositary to us and assumes that the deposit agreement, and all other related agreements, will be performed in accordance with their terms.

        As used herein, the term "U.S. Holder" means a beneficial owner of an ordinary share or ADS that is for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons has or have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        If a partnership (or any other entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) holds our ordinary shares or ADSs, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership holding our ordinary shares or ADSs or a partner in such a partnership, you should consult your tax advisors as to the particular U.S. federal income tax consequences of owning and disposing of our ordinary shares or ADSs.

        This summary does not address all aspects of U.S. federal income tax, does not deal with all tax considerations that may be relevant to stockholders in light of their personal circumstances and does not address the Medicare tax imposed on certain net investment income or any state, local, foreign, gift, estate or alternative minimum tax considerations. If you are considering the purchase of our ordinary shares or ADSs, you should consult your own tax advisors concerning the United States federal income tax consequences to you in light of your particular situation, as well as any consequences arising under the laws of any other taxing jurisdiction.

ADSs

        If you own ADSs, for United States federal income tax purposes, you will generally be treated as the beneficial owner of the underlying ordinary shares that are represented by such ADSs. The remainder of this discussion assumes that a holder of ADSs will be treated in this manner. Accordingly, deposits or withdrawals of ordinary shares for ADSs will not be subject to United States federal income tax.

Passive Foreign Investment Company Considerations

        A non-United States corporation, such as our Company, will be a "passive foreign investment company" ("PFIC") for United States federal income tax purposes, if, in the case of any particular taxable year, either (i) 75% or more of its gross income for such year consists of certain types of "passive" income or (ii) 50% or more of the average quarterly fair market value of its assets during such year produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset, and certain unbooked intangible assets, such as goodwill associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, certain rents and royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

        The determination of whether we will be or become a PFIC will depend, in part, on the composition of our income and assets. The determination may be affected by how, and how quickly, we use our liquid assets. If we determine not to deploy significant amounts of cash for active purposes, our risk of being classified as a PFIC may substantially increase. In addition, the determination of whether we are or will become a PFIC for any taxable year will also depend in part upon the value of our goodwill and certain other unbooked intangible assets, which may depend upon the market price of our ordinary shares and ADSs from time-to-time (which may be volatile). Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or future taxable years. Based upon the current and expected composition of our income and assets, we do not presently expect to be a PFIC for the current taxable year. However, because our PFIC status for any taxable year is a factual determination that can be made only after the close of a taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, a U.S. Holder should be aware that we previously determined we were a PFIC for 2016.

        If we are a PFIC for any year during which a U.S. holder holds our ADSs or ordinary shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. holder holds such ADSs or ordinary shares, even if we cease to meet the threshold requirements for PFIC status unless you elect to recognize gain as if you had sold your ADSs or ordinary shares as of the last day of the last taxable year for which we were a PFIC. You will generally be required to file Internal Revenue Service Form 8621 if you own the ADSs or ordinary shares in any taxable year in which we are a PFIC.

        The discussion below under "Dividends" and "Sale or Other Disposition of Shares and ADSs" assumes that we will not be or become a PFIC for United States federal income tax purposes. The United States federal income tax rules that apply if we are a PFIC for the current taxable year or any subsequent taxable year are generally discussed below under "Passive Foreign Investment Company Rules."

Dividends

        Subject to the discussion under "Passive Foreign Investment Company Rules" below, the gross amount of distributions on the ADSs or ordinary shares (including any amounts withheld in respect of PRC withholding taxes, including if we are deemed to be a PRC resident enterprise under the EIT Law) generally will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. Such income (including withheld taxes) will be includable in your gross income as ordinary income on the day actually or constructively received by you, in the case of the ordinary shares, or by the depositary, in the case of ADSs. Such dividends will generally not be eligible for the dividends received deduction generally allowed to U.S. corporations under the Code. With respect to certain non-corporate United States investors, dividend income may be subject to reduced rates of taxation provided that the ADSs or ordinary shares, as applicable, are readily tradable on an established securities market in the United States or the non-United States corporation is eligible for the benefit of an income tax treaty with the United States (such as the Treaty) that the U.S. Treasury has determined is satisfactory for purposes of the rules applicable to qualified dividends and that includes an exchange of information program. Non-corporate U.S. Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as "investment income" pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property, even if the minimum holding period has been met. The rate reduction will also not apply if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year. For this purpose, ADSs listed on the NASDAQ will be considered to be readily tradable on an established securities market in the United States. There can be no assurance that our ADSs will be considered readily tradable on an established securities market in the United States in later years. Since we do not expect that our ordinary shares will be listed on an established securities market in the United States, dividends that we pay on our ordinary shares that are not represented by ADSs are not likely to meet the conditions required for the reduced tax rate. Nonetheless, if we are treated as a PRC resident enterprise under the EIT Law, we may be eligible for the benefits of the Treaty. You are urged to consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our ADSs or ordinary shares.

        Subject to a number of complex conditions and limitations, PRC withholding taxes on dividends will generally be treated as foreign taxes eligible for credit against your United States federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the ADSs or ordinary shares will be treated as foreign-source income and will generally constitute passive category income. However, in certain circumstances, if you have held the ADSs or ordinary shares for less than a specified minimum period during which you are not protected from risk of loss, or are obligated to make payments related to the dividends, you will not be allowed a foreign tax credit for any PRC withholding taxes imposed on dividends paid on the ADSs or ordinary shares. If you are eligible for Treaty benefits, any PRC taxes on dividends will not be creditable against your United States federal income tax liability to the extent withheld at a rate exceeding the applicable Treaty rate. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances. In lieu of claiming a credit, you may elect to deduct such PRC taxes in computing your taxable income, subject to applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits must apply to all foreign taxes paid or accrued in the taxable year.

        To the extent that the amount of any distribution on the ADSs or ordinary shares exceeds our current and accumulated earnings and profits for a taxable year, as determined under United States federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in your adjusted tax basis in the ADSs or ordinary shares (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by you on a subsequent disposition of the ADSs or ordinary shares), and the balance in excess of adjusted tax basis will be taxed as capital gain recognized on a sale or exchange, as described below under "Sale or Other Disposition of Shares and ADSs."

        Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to the exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for U.S. federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder should generally not be required to recognize foreign currency gain or loss in respect thereof. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency converted into U.S. dollars on a date subsequent to receipt.

Sale or Other Disposition of Shares and ADSs

        For United States federal income tax purposes, you will recognize taxable gain or loss on any sale or exchange of ordinary shares or ADSs in an amount equal to the difference between the amount realized for the ordinary shares or ADSs and your tax basis in the disposed-of ordinary shares or ADSs. Subject to the discussion under "Passive Foreign Investment Company Rules" below, such gain or loss will generally be capital gain or loss. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized will generally be treated as United States source gain or loss. However, if we were treated as a PRC resident enterprise for EIT Law purposes and PRC tax were imposed on any gain, and if you are eligible for the benefits of the Treaty, you may generally elect to treat such gain as PRC source gain. If you are not eligible for the benefits of the Treaty or you fail to make the election to treat any gain as PRC source, then you may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of the ordinary shares or ADSs unless such credit can be applied (subject to applicable limitations) against tax due on other income derived from foreign sources. You are urged to consult your tax advisor regarding the tax consequences in case any PRC tax is imposed on gain on a disposition of the ordinary shares or ADSs, including the availability of the foreign tax credit and the election to treat any gain as PRC source, under your particular circumstances. A U.S. Holder that receives HK dollars or another currency other than U.S. dollars on the disposition of our ordinary shares or ADSs will realize an amount equal to the U.S. dollar value of the non-US currency received at the spot rate on the date of sale (or, if the ordinary shares or ADSs are considered to be traded on a recognized exchange, in the case of cash basis and electing accrual basis U.S. holders, the settlement date). An accrual basis U.S. holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Rules

        If we are a PFIC for any taxable year during which you own the ADSs or ordinary shares and you do not make a mark-to-market election or a "QEF election," each as discussed below, you will generally be subject to special tax rules with respect to any "excess distribution" received and any gain realized from a sale or other disposition, including a pledge, of ADSs or ordinary shares. Any distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or your holding period for the ADSs or ordinary shares will be treated as excess distributions. Under these special tax rules:

  •
  the excess distribution or gain will be allocated ratably over your holding period for the ADSs or ordinary shares;

  •
  the amount allocated to the current taxable year, and any taxable year in your holding period prior to the first taxable year in which we were a PFIC, will be taxed as ordinary income; and

  •
  the amount allocated to each other taxable year will be subject to tax at the highest tax rate in effect for that taxable year for individuals or corporations, as appropriate, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such taxable year.

        The tax liability for amounts allocated to years prior to the year of disposition or "excess distribution" cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ADSs or ordinary shares cannot be treated as capital, even if you hold the ADSs or ordinary shares as capital assets. In addition, non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year. See "Dividends."

        If we are a PFIC for any taxable year during which you own the ADSs or ordinary shares and any of our non-United States subsidiaries or other entities in which we directly or indirectly own equity interests is also a PFIC or a lower-tier PFIC, you would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules and will be subject to U.S. federal income tax according to the PFIC rules described above on (i) certain distributions by a lower-tier PFIC and (ii) a disposition of shares of a lower-tier PFIC, in each case as if you owned such shares directly, even though you have not received the proceeds of those distributions or dispositions. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.

        For any taxable year that we are treated as a PFIC with respect to a U.S. Holder, the holder will generally be required to file Form 8621 with the U.S. Internal Revenue Service. Significant penalties are imposed for failure to file such form, and the failure to file such form may suspend the running of the statute of limitations on the entire return.

        In certain circumstances, in lieu of being subject to the general tax treatment for PFICs discussed above, you may make an election to include gain on the stock of a PFIC as ordinary income under a mark-to-market method, provided that such stock is "regularly traded" on a "qualified exchange." The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that is a qualified exchange, as defined in U.S. Treasury regulations. The ADSs are listed on the NASDAQ, which constitutes a qualified exchange. Our ordinary shares are listed on the HKEx. We cannot guarantee that the HKEx will be qualified in the current or future taxable years for purposes of the mark-to-market election. Furthermore, we cannot guarantee that, once listed, our ordinary shares will continue to be listed and traded on the HKEx. The ADSs and our ordinary shares will be treated as "regularly traded" in any calendar year in which more than a de minimis quantity of the ADSs or ordinary shares, as applicable, are traded on a qualified exchange on at least 15 days during each calendar quarter.

        If you make an effective mark-to-market election, you will include in ordinary income any gain you recognize in a taxable year that we are a PFIC, in an amount equal to the excess of the fair market value of your ADSs at the end of the taxable year over your adjusted tax basis in the ADSs. You will be entitled to deduct as an ordinary loss in each such taxable year the excess of your adjusted tax basis in the ordinary shares or ADSs over their fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If you make an effective mark-to-market election, in each year that we are a PFIC any gain you recognize upon the sale or other disposition of your ordinary shares or ADSs will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. Your adjusted tax basis in the ordinary shares or ADSs will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If you make an effective mark-to-market election, distributions paid on the ordinary shares or ADSs will be treated as discussed under "Dividends" above. If you make a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years during which we are a PFIC unless the ordinary shares or ADSs are no longer regularly traded on a qualified exchange or the Internal Revenue Service consents to the revocation of the election. You are urged to consult your tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances. In particular, you should consider carefully the impact of a mark-to-market election with respect to your ordinary shares or ADSs given that we may own interests in lower-tier PFICs for which a mark-to-market election, as a technical matter, may not be available. Consequently, you could be subject to the PFIC rules with respect to income of the lower-tier PFICs the value of which already had been taken into account indirectly via mark-to-market adjustments.

        Alternatively, you may be able to avoid the general tax treatment for PFICs described above by electing to treat us (and each lower-tier PFIC) as a "qualified electing fund" under Section 1295 of the Code ("QEF") for each of the taxable years during your holding period that we are a PFIC. If a QEF election is not in effect for the first taxable year in your holding period in which we are a PFIC, a QEF election can only be made if you elect to recognize gain as if you had sold the ADSs or ordinary shares for their fair market value on the first day of your taxable year in which the PFIC becomes a QEF pursuant to the QEF election. The gain recognized on this deemed sale would be subject to the general tax treatment of PFICs discussed above. We intend to determine our PFIC status at the end of each taxable year and to satisfy any applicable record keeping and reporting requirements that apply to a QEF, and will endeavor to provide to you, for each taxable year that we determine we are or may be a PFIC, a PFIC Annual Information Statement containing the information necessary for you to make a QEF election with respect to us (and, subject to the following paragraph, any of our subsidiaries which are lower-tier PFICs). We may elect to provide such information on our website. However, there can be no assurances that we will make the necessary information available to you.

        We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

        You are urged to consult your own tax advisors regarding the procedure for making a QEF election, including the complex tax rules relating to potential late QEF elections.

        If you make a QEF election, you will be currently taxable on your pro rata share of the QEF's ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is a PFIC, even if no dividend distributions were received. Any distributions we make out of our earnings and profits that were previously included in your income under the QEF election would not be taxable to you. Your tax basis in your ADSs or ordinary shares would be increased by an amount equal to any income included under the QEF election and decreased by any amount distributed on the ADSs or ordinary shares that is not included in your income. In addition, you will recognize capital gain or loss on the disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized and your adjusted tax basis in the ADSs or ordinary shares, each as determined in U.S. dollars. You will not be currently taxed on the ordinary income and net capital gain of a QEF for any year that the QEF is not a PFIC.

        You should consult your tax adviser concerning the merits of making a QEF election if we are a PFIC for any taxable year. In order to make a QEF Election, you must attach a completed IRS Form 8621, including a PFIC Annual Information Statement, to your timely filed United States federal income tax return.

Controlled Foreign Corporation Considerations

        Each "Ten Percent Shareholder" (as defined below) in a non-U.S. corporation that is classified as a "controlled foreign corporation" ("CFC") for U.S. federal income tax purposes generally is required to include in income for U.S. federal tax purposes such Ten Percent Shareholder's pro rata share of the CFC's "Subpart F income" and investment of earnings in U.S. property, even if the CFC has made no distributions to its shareholders. Each Ten Percent Shareholder is also required to include in gross income its "global intangible low-taxed income," (within the meaning of Code Section 951A), which is determined by reference to the income of CFCs of which such Ten Percent Shareholder is a Ten Percent Shareholder. Ten Percent Shareholders that are corporations may be entitled to a deduction equal to the foreign portion of any dividend when a dividend is paid. A non-U.S. corporation generally will be classified as a CFC for U.S. federal income tax purposes if Ten Percent Shareholders own in the aggregate, directly or indirectly, more than 50% of either the total combined voting power of all classes of stock of such corporation entitled to vote or of the total value of the stock of such corporation. A "Ten Percent Shareholder" is a U.S. person (as defined by the Code), who owns or is considered to own 10% or more of the total combined voting power of all classes of stock entitled to vote of such corporation or 10% of the value of all classes of stock of such corporation. The determination of CFC status is complex and includes attribution rules, the application of which is not entirely certain. Although we do not believe that we are currently a CFC, it is possible that we could become, or acquire, one in the future. Holders are urged to consult their own tax advisors with respect to our potential CFC status and the consequences thereof.

Information Reporting and Backup Withholding

        In general, information reporting will apply to dividends in respect of the ADSs or ordinary shares and the proceeds from the sale, exchange or redemption of the ADSs or ordinary shares that are paid to you within the United States (and in certain cases, outside the United States), unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or certification of other exempt status or, in the case of dividend payments, if you fail to report in full your dividend and interest income.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service in a timely manner.

        If you are an individual (or a certain type of entity controlled by individuals), you are required to report information relating to your ownership of ADSs or ordinary shares, subject to certain exceptions (including an exception for ADSs or ordinary shares held in accounts maintained by certain financial institutions (in which case the accounts may be reportable if maintained by non-U.S. financial institutions)), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with your tax return for each year in which you own ADSs or ordinary shares. You are urged to consult your own tax advisors regarding information reporting requirements relating to your ownership of the ADSs or ordinary shares.

        THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH

PROSPECTIVE INVESTOR IN OUR ADSs OR ORDINARY SHARES IS URGED TO CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF ACQUIRING, HOLDING AND DISPOSING OF OUR ADSs OR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR'S OWN CIRCUMSTANCES.

PLAN OF DISTRIBUTION

        We and/or our selling shareholders may sell our securities from time to time in one or more transactions. We and/or our selling shareholders may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or dealers acting with us or on our behalf or with our selling shareholders or on their behalf may also purchase our securities and reoffer them to the public. We and/or our selling shareholders may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

        Agents whom we and/or our selling shareholders designate may solicit offers to purchase our securities.

        We and/or our selling shareholders will name any agent involved in offering or selling our securities, and disclose any commissions that we and/or our selling shareholders will pay to the agent, in the applicable prospectus supplement.

        Unless we and/or our selling shareholders indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

        Agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

        We and/or our selling shareholders may use an underwriter or underwriters in the offer or sale of our securities.

        If we and/or our selling shareholders use an underwriter or underwriters, we and/or our selling shareholders will execute an underwriting agreement with the underwriter or underwriters at the time that we and/or our selling shareholders reach an agreement for the sale of our securities.

        We and/or our selling shareholders will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

        The underwriters will use the applicable prospectus supplement, together with the prospectus, to sell our securities.

        We and/or our selling shareholders may use a dealer to sell our securities.

        If we and/or our selling shareholders use a dealer, we and/or our selling shareholders will sell our securities to the dealer, as principal.

        The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

        We and/or our selling shareholders will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

        One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        We and/or our selling shareholders may solicit directly offers to purchase our securities, and we and/or our selling shareholders may directly sell our securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

        We and/or our selling shareholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

        We and/or our selling shareholders may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We and/or our selling shareholders may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

        Agents, underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We and/or our selling shareholders may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

        We and/or our selling shareholders may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

        If we and/or our selling shareholders use delayed delivery contracts, we and/or our selling shareholders will disclose that we and/or our selling shareholders are using them in the prospectus supplement and will tell you when we and/or our selling shareholders will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

        These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

        We and/or our selling shareholders will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

        Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

        Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc.

        In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than are set forth on the cover page of the applicable prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES

        We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

        A large portion of our assets are located in China. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

        We have appointed C T Corporation System, located at 28 Liberty Street, New York, New York 10005 as our agent to receive service of process in the United States.

        Mourant Ozannes, our counsel as to Cayman Islands law, and Fangda Partners, our counsel as to PRC law, have respectively advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would, respectively, (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Furthermore, Mourant Ozannes and Fangda Partners have advised us that, as of the date of this prospectus, no treaty or other form of reciprocity exists between the Cayman Islands and China governing the recognition and enforcement of judgments.

        Mourant Ozannes has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States or PRC courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman company. As the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.

        Mourant Ozannes has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or China, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty and (5) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

        Fangda Partners has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. Fangda Partners has advised us further that under PRC law, courts in the PRC will not recognize or enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or social public interest. As there exists no treaty and limited form of reciprocity between China and the United States governing the recognition and enforcement of judgments as of the date of this prospectus, including those predicated upon the liability provisions of the United States federal securities laws, there is uncertainty whether and on what basis a PRC court would enforce judgments rendered by United States courts. In addition, because there is no treaty or other form of reciprocity between the Cayman Islands and China governing the recognition and enforcement of judgments as of the date of this prospectus, there is further uncertainty as to whether and on what basis a PRC court would enforce judgments rendered by a Cayman Islands court.

LEGAL MATTERS

        Certain legal matters with respect to United States and New York law with respect to the validity of certain of the offered securities will be passed upon for us by Goodwin Procter LLP. Certain legal matters with respect to Cayman Islands law with respect to the validity of certain of the offered securities will be passed upon for us by Mourant Ozannes. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

        The consolidated financial statements of BeiGene, Ltd. appearing in BeiGene, Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of BeiGene, Ltd.'s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the fees and expenses payable by us in connection with the sale of the offered securities being registered hereby, other than underwriting discounts and commissions.

SEC registration fee		$(1)
Accounting fees and expenses		(2)
Legal fees and expenses		(2)
Miscellaneous		(2)
Total	$

(1)
Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.

(2)
These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly are not estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

        Cayman Islands law does not limit the extent to which a company's articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that each officer or director shall be indemnified out of assets of our company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person's dishonesty, willful default or fraud, in or about the conduct of our company's business or affairs(including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

        In addition, we have entered into agreements to indemnify our directors and executive officers. These agreements, among other things, indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

        In any underwriting agreement we enter into in connection with the sale of securities being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.    Exhibits.

        The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.    Undertakings.

        The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

        provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

  (2)
  That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;. provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

  (iii)
  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

  (iv)
  any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

  (6)
  That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (8)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to

    Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (9)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (10)
  To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

  (11)
  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

  (12)
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement

3.1		Fifth Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K (File No. 001-37686) filed on December 12, 2018)

4.1		Deposit Agreement dated February 5, 2016 by and among the Registrant, the Depositary and holders of the American Depositary Receipts (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K (File No. 001-37686) filed on February 11, 2016)

4.2		Amendment No. 1 to Deposit Agreement, dated April 11, 2016, by and among the Registrant, Citibank, N.A. and holders of the American Depositary Receipts (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K (File No. 001-37686) filed on April 11, 2016)

4.3		Letter Agreement, dated as of July 11, 2016, between the Registrant and Citibank, N.A., as the Depositary (incorporated by reference to Exhibit 4.7 to the Registrant's Quarterly Report on Form 10-Q (File No. 001-37686) filed on August 10, 2016)

4.4		Form of Letter Agreement, between the Registrant and Citibank, N.A., as the Depositary (incorporated by reference to Exhibit 4.9 to the Registrant's Quarterly Report on Form 10-Q (File No. 001-37686) filed on May 10, 2017)

4.5		Form of American Depositary Receipt (included in Exhibit 4.2)

4.6		Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.3 of the Registrant's Registration Statement on Form S-1 (File No. 333-207459) filed on December 9, 2015)

4.7		Second Amended and Restated Investors' Rights Agreement, dated as of April 21, 2015, by and among the Registrant and certain shareholders named therein (incorporated by reference to Exhibit 4.4 of the Registrant's Registration Statement on Form S-1 (File No. 333-207459) filed on October 16, 2015)

4.8		Amendment No. 1 to Second Amended and Restated Investors' Rights Agreement, dated January 26, 2016, by and among the Registrant and certain shareholders named therein (incorporated by reference to Exhibit 10.21 of the Registrant's Registration Statement on Form S-1 (Filed No. 333-207459) filed on January 27, 2016)

4.9		Registration Rights Agreement, dated as of November 16, 2016, by and among BeiGene, Ltd. and the investors named therein (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File No. 001-37686) filed on November 17, 2016)

4.10	#	Share Purchase Agreement, dated October 31, 2019, by and between Amgen Inc. and the Registrant (incorporated by reference to Exhibit 10.9 to the Registrant's Annual Report on Form 10-K (File No. 001-37686) filed on March 2, 2020)

4.11		Amendment No. 1 to Share Purchase Agreement, dated December 6, 2019, by and between Amgen Inc. and the Registrant (incorporated by reference to Exhibit 10.10 to the Registrant's Annual Report on Form 10-K (File No. 001-37686) filed on March 2, 2020)

4.12		Amendment No. 2 to Share Purchase Agreement, dated March 17, 2020, by and between Amgen Inc. and the Registrant (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 001-37686) filed on March 17, 2020)

Exhibit No.		Description
4.13	*	Form of Preferred Share Certificate

4.14	*	Form of Warrant Agreement for Ordinary Shares (including Forms of Warrant Certificates)

4.15	*	Form of Warrant Agreement for Preferred Shares (including Forms of Warrant Certificates)

4.16		Form of Indenture for Senior Debt Securities and the related form of senior debt security

4.17		Form of Indenture for Subordinated Debt Securities and the related form of subordinated debt security

4.18	*	Form of Unit Agreement (including Forms of Unit Certificates)

5.1		Opinion of Mourant Ozannes regarding the ordinary shares being registered

5.2		Opinion of Goodwin Procter LLP

23.1		Consent of Ernst & Young Hua Ming LLP

23.2		Consent of Mourant Ozannes (included in Exhibit 5.1)

23.3		Consent of Goodwin Procter LLP (included in Exhibit 5.2)

23.4		Consent of Fangda Partners

24.1		Powers of Attorney (included in the signature page)

25.1	**	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939

25.2	**	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939

*
To be filed by amendment or by a Current Report on Form 8-K.

**
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

#
Certain portions of the exhibit have been omitted by means of redacting a portion of the text and replacing it with "[...***...]". BeiGene, Ltd. (the Registrant) has determined that the omitted information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Cayman Islands, on May 11, 2020.

BEIGENE, LTD.
By:	/s/ JOHN V. OYLER
	Name:	John V. Oyler
	Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY AND SIGNATURES

        KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of John V. Oyler, Howard Liang and Scott A. Samuels as such person's true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for such person in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all supplements and exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite, necessary, advisable or appropriate to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN V. OYLER John V. Oyler	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	May 11, 2020
/s/ HOWARD LIANG Howard Liang	Chief Financial Officer and Chief Strategy Officer (Principal Financial and Accounting Officer)	May 11, 2020
/s/ TIMOTHY CHEN Timothy Chen	Director	May 11, 2020
/s/ DONALD W. GLAZER Donald W. Glazer	Director	May 11, 2020

Signature			Title	Date

/s/ MICHAEL GOLLER Michael Goller			Director	May 11, 2020
/s/ ANTHONY C. HOOPER Anthony C. Hooper			Director	May 11, 2020
/s/ RANJEEV KRISHANA Ranjeev Krishana			Director	May 11, 2020
/s/ THOMAS MALLEY Thomas Malley			Director	May 11, 2020
/s/ JING-SHYH (SAM) SU Jing-Shyh (Sam) Su			Director	May 11, 2020
/s/ XIAODONG WANG Xiaodong Wang			Director	May 11, 2020
/s/ QINGQING YI Qingqing Yi			Director	May 11, 2020
BeiGene USA, Inc.
By:	/s/ SCOTT A. SAMUELS		Authorized Representative in the United States	May 11, 2020
	Name:	Scott A. Samuels
	Title:	Senior Vice President, General Counsel